UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 18, 2018

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                                                                                                                                                  Emerging growth company     ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.  ____

ITEM 7.01	REGULATION FD DISCLOSURE

On October 18, 2018, the registrant issued a news release announcing preliminary pre-tax catastrophe loss estimate for the third quarter of 2018 of $240 million, net of reinsurance.  The estimate includes third quarter 2018 losses from Hurricane Florence, California wildfires, Typhoon Jebi, Typhoon Trami and Japan floods.  A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant,
dated October 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  October 18, 2018

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of registrant,
	dated October 18, 2018	5